SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM 8-K

                        Pursuant to section 13 or 15(d) of
                        the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 21, 1997


                                  Advanta Corp.
              (Exact name of registrant as specified in its charter)

             Delaware                     0-14120           23-1462070
   (State or other jurisdiction of    (Commission File  (I.R.S. Employer
    incorporation or organization)     Number)           Identification No.)

               Welsh and McKean Roads, P.O. Box 844, Spring House, PA
                        (Address of Principal Executive Offices)

                                       19477
                                    (Zip Code)

   (Registrant's telephone number, including area code) (215) 657-4000

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5. Other Events.

On January 21, 1997 Advanta Corporation announced earnings for both the fourth quarter and full year 1996. For the fourth quarter of 1996, Advanta reported earnings per share of $1.00 and net income of $45.2 million, increases of 18% and 20%, respectively, over fourth quarter 1995. For the full year, earnings per share rose to $3.89 and net income was $175.7 million, up 22% and 29%, respectively, over 1995 results. At December 31, 1996, the
Company's portfolio of managed receivables increased 33%, or $4.1 billion to $16.3 billion, over the $12.2 billion recorded at year-end 1995.

Highlights included the following items:

       Total managed credit cards grew 27% or $2.7 billion in 1996 to reach $12.7 billion at year-end. The Company added 340,000 new credit card accounts during the fourth quarter, raising the total to 5.7 million. This represented a 17% advance over the number of accounts reported at year-end 1995.

       Expansion of mortgage and personal finance businesses as demonstrated by a year-over-year 53% or $956 million growth in receivables to $2.8 billion. Additionally, Advanta Mortgage services $3.7 billion of mortgages for third parties, a year-over-year increase of nearly 500%.

       Growth of business services managed receivables by $446 million or 118%, led by the rapid expansion of the business card.

       Leveraging technology and investing for the future resulted in an operating expense ratio of 3.07% for the fourth quarter 1996. This ratio for the comparable quarter 1995 was 2.93%. Included in the operating expense ratio is spending on new technology, research and talent to support future growth and opportunities.

       Return on common equity for the fourth quarter 1996 was 23.7%, versus 25.5% for the comparable quarter of the prior year.
       For the full year 1996, return on common equity totalled 25.3%, compared with 26.2% for 1995.

       As previously disclosed, the Company adopted a new charge-off methodology relating to credit card bankruptcies in the third quarter 1996. As anticipated, that change had an impact in the fourth quarter 1996 similar to the amount in the third quarter.

       The consolidated managed charge-off rate increased to 3.9% in fourth quarter 1996, up from 2.3% for same quarter 1995 and the 3.2% posted in the third quarter. The charge-off rate on managed credit cards was 4.6% for the fourth quarter 1996, compared to 2.6% in 1995 and the 3.7% recorded in the third quarter.

       The consolidated 30+ day delinquency rate rose to 5.4% at December 31, above the 3.3% reported for the prior year's end and the 4.2% reported for the third quarter. The managed credit card 30+ day delinquency rate was 5.0%, above the 2.6% of the year ago period and the 3.9% reported in the third quarter. 1996 credit quality figures reflect the adoption of the new bankruptcy charge-off methodology.

       The managed net interest margin for the fourth quarter 1996 was 6.89%, up from the 5.88% in the previous year's fourth quarter and the 6.19% reported for the third quarter. At year-end, 34% of the managed credit card portfolio consisted of receivables in their introductory rate period; these accounts will contractually reprice upward over the course of the next three quarters.
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Item 7. Financial Statements and Exhibits.

(c)     Exhibits.

        The following exhibit is filed as part of this Report on Form 8-K.

        27      Financial Data Schedules.

        99      Selected summary financial data.

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                            ADVANTA AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                     ($ in millions, except per share data)


                               Three Months Ended      % Change
                                   December 31,       1996 versus
                               1996        1995           1995
OPERATING RESULTS

Net Revenues                  $240.9      $185.4           30%

Provision for Losses          $ 29.9      $ 25.2           19%

Operating Expenses            $143.7      $102.4           40%

Net Income(1)                 $ 45.2      $ 37.6           20%

Earnings per Common Share(1)  $ 1.00      $  .85           18%

Average Shares                  45.2        44.3            2%

Return on Common Equity         23.7%       25.5%          (7%)

Managed Net Interest Margin     6.89        5.88           17%


                                  Year Ended           % Change
                                  December 31,        1996 versus
                               1996       1995            1995

OPERATING RESULTS

Net Revenues(2)               $851.0      $615.9           38%

Provision for Losses          $ 96.9      $ 53.3           82%

Operating Expenses            $523.0      $350.7           49%

Net Income(1)                 $175.7      $136.7           29%

Earnings per Common Share(1)  $ 3.89      $ 3.20           22%

Average Shares                  45.1        42.7            6%

Return on Common Equity         25.3%       26.2%          (3%)

Managed Net Interest Margin     6.32        5.87            8%

(1) 1996 earnings per share and net income are reported net of the impact of the capital securities transaction.
(2) Full year 1996 amount excludes a $33.8 million gain on the sale of credit card relationships.

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                            ADVANTA AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                     ($ in millions, except per share data)

                                                               % Change
                                                               Dec.1996
                           Dec. 31,    Sept. 30,   Dec. 31,     versus
                             1996        1996         1995     Dec. 1995
FINANCIAL CONDITION

Managed Receivables*
  Credit Cards              $12,691     $12,711    $ 10,031       27%
  Personal Finance Loans(A) $ 2,754     $ 2,346    $  1,797       53%
  Business Loans(B)         $   823     $   725    $    378      118%
  Other Loans               $    21     $    15    $      9      125%

Total Managed Receivables   $16,289     $15,797    $ 12,215       33%

Total Managed Assets        $19,217     $18,357    $ 13,977       38%

Stockholders' Equity        $   852     $   798    $    673       27%

Book Value Per
    Common Share            $ 18.06     $ 17.14    $  14.35       26%

Equity/Managed Assets(C)       4.95%       4.35%       4.81%       3%

Reserve for Credit Losses   $  89.2     $  77.6    $   53.5       67%

Customer Accounts         5,984,488   5,854,627   5,031,484       19%

CREDIT QUALITY

Managed Net Charge-off Rate
For the Quarter ended -
  Credit Cards(D)               4.6%        3.7%        2.6%
  Personal Finance Loans(A)     0.7%        0.7%        0.8%
  Business Loans(B)             2.6%        2.1%        2.0%
  Total Receivables(E)          3.9%        3.2%        2.3%

Managed 30+ Day Delinquency Rate
  Credit Cards(D)               5.0%        3.9%        2.6%
  Personal Finance Loans(A)     7.1%        5.4%        5.9%
  Business Loans(B)             7.3%        6.7%        9.3%
  Total Receivables(E)          5.4%        4.2%        3.3%

(A)  Effective December 31, 1996 includes Mortgages and Auto Loans.
     Prior periods of 1996 have been restated.
(B)  Includes Leases and Business Cards beginning in 1996.
(C)  Equity includes capital securities and stockholders' equity.
(D) Fourth quarter 1996 figures reflect the adoption of a new charge-off methodology. Without this change, managed credit card charge-off and delinquency rates for the fourth quarter 1996 would have been 5.1% and 4.6%, respectively.
(E) Fourth quarter 1996 figures reflect the adoption of a new charge-off methodology. Without this change, total managed charge-off and delinquency rates for the fourth quarter 1996 would have been 4.3% and 5.3%, respectively.
*    Managed figures combine both owned and securitized receivables.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Advanta Corp.


     Date: January 22, 1997             By: /s/ Gene S. Schneyer
                                            Gene S. Schneyer, Vice President,
                                            Secretary and General Counsel
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